Sub-Item 77D:  Policies with respect to security investments – Law

Certain Funds have revised their investment strategies to the strategies as set forth below.

The Hartford Balanced Allocation Fund

PRINCIPAL INVESTMENT STRATEGY. The Fund seeks its goal through investment in a combination of domestic and international equity, multi-asset, and fixed income funds. It does this by investing in a combination of other Hartford Mutual Funds – the Underlying Funds – as well as certain exchange-traded funds (“ETFs”) and/or exchange-traded notes (“ETNs”) through the implementation of a strategic asset allocation strategy. Under normal market conditions, the sub-adviser, Wellington Management Company, LLP (“Wellington Management”), adjusts the Fund’s investments in the Underlying Funds to achieve approximately 55% of assets in equity funds and approximately 45% of assets in fixed income funds, although these percentages will increase or decrease from time to time by up to 10%. The equity component will be comprised of domestic and international equity funds while the fixed income component will be comprised of fixed income funds investing in several asset classes of varying credit quality that Wellington Management believes will provide the most favorable outlook for achieving the Fund’s investment goal. The Fund may also invest in Underlying Funds, ETFs or ETNs that allocate to alternative asset classes, including commodities.

The Hartford Conservative Allocation Fund

PRINCIPAL INVESTMENT STRATEGY. The Fund seeks its goal through investment in a combination of funds, primarily made up of fixed income funds, and generally with a smaller allocation to equity and multi-asset funds.  The equity and multi-asset fund allocation is intended to add diversification and enhance returns.  It does this by investing in a combination of other Hartford Mutual Funds – the Underlying Funds – as well as certain exchange-traded funds (“ETFs”) and/or exchange-traded notes (“ETNs”) through the implementation of a strategic asset allocation strategy.  Under normal market conditions, the sub-adviser, Wellington Management Company, LLP (“Wellington Management”), adjusts the Fund’s investments in the Underlying Funds to achieve approximately 30% of assets in equity funds and approximately 70% of assets in fixed income funds, although these percentages will increase or decrease from time to time by up to 10%.  The equity component will be comprised of domestic and international equity funds while the fixed income component will be comprised of fixed income funds investing in several asset classes of varying credit quality that Wellington Management believes will provide the most favorable outlook for achieving the Fund’s investment goal. The Fund may also invest in Underlying Funds, ETFs or ETNs that allocate to alternative asset classes, including commodities.

The Hartford Growth Allocation Fund

PRINCIPAL INVESTMENT STRATEGY. The Fund seeks its goal through investment in a combination of domestic and international equity funds, and generally with a small portion of assets in multi-asset and fixed income funds.  It does this by investing in a combination of other Hartford Mutual Funds – the Underlying Funds – as well as certain exchange-traded funds (“ETFs”) and/or exchange-traded notes (“ETNs”) through the implementation of a strategic asset allocation strategy.  Under normal market conditions, the sub-adviser, Wellington Management Company, LLP (“Wellington Management”), adjusts the Fund’s investments in the Underlying Funds to achieve approximately 80% of assets in equity funds and approximately 20% of assets in fixed income funds, although these percentages will increase or decrease from time to time by up to 10%.  The equity component will be comprised of domestic and international equity funds while the fixed income component will be comprised of fixed income funds investing in several asset classes of varying credit quality that Wellington Management believes will provide the most favorable outlook for achieving the Fund’s investment goal. The Fund may also invest in Underlying Funds, ETFs or ETNs that allocate to alternative asset classes, including commodities.

The Hartford Target Retirement 2010 Fund

PRINCIPAL INVESTMENT STRATEGY.  The Fund is designed for investors who plan to retire close to the year 2010, and who desire an asset-allocated portfolio that becomes increasingly more conservative for approximately 15 years after retirement. The Fund seeks its goal by investing in a diversified combination of other Hartford Mutual Funds - the Underlying Funds - as well as certain exchange-traded funds (“ETFs”) and/or exchange-traded notes (“ETNs”) through the implementation of a strategic asset allocation strategy as selected by the sub-adviser, Wellington Management Company, LLP (“Wellington Management”).  After the Fund’s target retirement date, the Fund’s portfolio allocation to fixed income securities and fixed income funds increases.  Under normal market conditions, Wellington Management adjusts the Fund’s investments to achieve approximately 42% of assets in equity securities and equity funds and approximately 58% of assets in fixed income securities and fixed income funds, although these percentages will increase or decrease from time to time by up to 10%.  After its target retirement date (2010), the Fund will gradually reach its most conservative allocation of approximately 28% in equity securities and equity funds and 72% in fixed income securities and fixed income funds, approximately 15 years after the date indicated in the Fund’s name.  The Fund may also invest in Underlying Funds, ETFs or ETNs that allocate to alternative asset classes, including commodities.

The Hartford Target Retirement 2015 Fund

PRINCIPAL INVESTMENT STRATEGY.  The Fund is designed for investors who plan to retire close to the year 2015, and who desire an asset-allocated portfolio that becomes more conservative over time and continues to do so through retirement.  The Fund seeks its goal by investing in a diversified combination of other Hartford Mutual Funds - the Underlying Funds - as well as certain exchange-traded funds (“ETFs”) and/or exchange-traded notes (“ETNs”) through the implementation of a strategic asset allocation strategy. Under normal market conditions the sub-adviser, Wellington Management Company, LLP (“Wellington Management”), adjusts the Fund’s investments to achieve approximately 49% of assets in equity securities and equity funds and approximately 51% of assets in fixed income securities and fixed income funds, although these percentages will increase or decrease from time to time by up to 10%.  Until the Fund’s target retirement date, the Fund’s portfolio allocation will become more conservative by increasing its allocation to fixed income securities and fixed income funds.  By the target retirement date (2015) the Fund’s investments are expected to be approximately 44% in equity securities and equity funds and approximately 56% in fixed income securities and fixed income funds, although these percentages will increase or decrease from time to time by up to 10%.  The Fund will continue to invest after its target retirement date (2015), gradually reaching its most conservative allocation of approximately 28% in equity securities and equity funds and 72% in fixed income securities and fixed income funds approximately 15 years after the date indicated in the Fund’s name.  The Fund may also invest in Underlying Funds, ETFs or ETNs that allocate to alternative asset classes, including commodities.

The Hartford Target Retirement 2020 Fund

PRINCIPAL INVESTMENT STRATEGY.  The Fund is designed for investors who plan to retire close to the year 2020, and who desire an asset-allocated portfolio that becomes more conservative over time and continues to do so through retirement.  The Fund seeks its goal by investing in a diversified combination of other Hartford Mutual Funds - the Underlying Funds - as well as certain exchange-traded funds (“ETFs”) and/or exchange-traded notes (“ETNs”) through the implementation of a strategic asset allocation strategy.  Under normal market conditions the sub-adviser, Wellington Management Company, LLP (“Wellington Management”), adjusts the Fund’s investments to achieve approximately 56% of assets in equity securities and equity funds and approximately 44% of assets in fixed income securities and fixed income funds, although these percentages will increase or decrease from time to time by up to 10%.  Until the Fund’s target retirement date, the Fund’s portfolio allocation will become more conservative by increasing its allocation to fixed income securities and fixed income funds.  By the target retirement date (2020) the Fund’s investments are expected to be approximately 44% in equity securities and equity funds and approximately 56% in fixed income securities and fixed income funds, although these percentages will increase or decrease from time to time by up to 10%.  The Fund will continue to invest after its target retirement date (2020), gradually reaching its most conservative allocation of approximately 28% in equity securities and equity funds and 72% in fixed income securities and fixed income funds approximately 15 years after the date indicated in the Fund’s name.  The Fund may also invest in Underlying Funds, ETFs or ETNs that allocate to alternative asset classes, including commodities.

The Hartford Target Retirement 2025 Fund

PRINCIPAL INVESTMENT STRATEGY.  The Fund is designed for investors who plan to retire close to the year 2025, and who desire an asset-allocated portfolio that becomes more conservative over time and continues to do so through retirement.  The Fund seeks its goal by investing in a diversified combination of other Hartford Mutual Funds - the Underlying Funds - as well as certain exchange-traded funds (“ETFs”) and/or exchange-traded notes (“ETNs”) through the implementation of a strategic asset allocation strategy.  Under normal market conditions the sub-adviser, Wellington Management Company, LLP (“Wellington Management”), adjusts the Fund’s investments to achieve approximately 63% of assets in equity securities and equity funds and approximately 37% of assets in fixed income securities and fixed income funds, although these percentages will increase or decrease from time to time by up to 10%.  Until the Fund’s target retirement date, the Fund’s portfolio allocation will become more conservative by increasing its allocation to fixed income securities and fixed income funds.  By the target retirement date (2025) the Fund’s investments are expected to be approximately 44% in equity securities and equity funds and approximately 56% in fixed income securities and fixed income funds, although these percentages will increase or decrease from time to time by up to 10%.  The Fund will continue to invest after its target retirement date (2025), gradually reaching its most conservative allocation of approximately 28% in equity securities and equity funds and 72% in fixed income securities and fixed income funds approximately 15 years after the date indicated in the Fund’s name.  The Fund may also invest in Underlying Funds, ETFs or ETNs that allocate to alternative asset classes, including commodities.

The Hartford Target Retirement 2030 Fund

PRINCIPAL INVESTMENT STRATEGY.  The Fund is designed for investors who plan to retire close to the year 2030, and who desire an asset-allocated portfolio that becomes more conservative over time and continues to do so through retirement.  The Fund seeks its goal by investing in a diversified combination of other Hartford Mutual Funds - the Underlying Funds - as well as certain exchange-traded funds (“ETFs”) and/or exchange-traded notes (“ETNs”) through the implementation of a strategic asset allocation strategy.  Under normal market conditions the sub-adviser, Wellington Management Company, LLP (“Wellington Management”), adjusts the Fund’s investments to achieve approximately 70% of assets in equity securities and equity funds and approximately 30% of assets in fixed income securities and fixed income funds, although these percentages will increase or decrease from time to time by up to 10%.  Until the Fund’s target retirement date, the Fund’s portfolio allocation will become more conservative by increasing its allocation to fixed income securities and fixed income funds.  By the target retirement date (2030) the Fund’s investments are expected to be approximately 44% in equity securities and equity funds and approximately 56% in fixed income securities and fixed income funds, although these percentages will increase or decrease from time to time by up to 10%.  The Fund will continue to invest after its target retirement date (2030), gradually reaching its most conservative allocation of approximately 28% in equity securities and equity funds and 72% in fixed income securities and fixed income funds approximately 15 years after the date indicated in the Fund’s name.  The Fund may also invest in Underlying Funds, ETFs or ETNs that allocate to alternative asset classes, including commodities.

The Hartford Target Retirement 2035 Fund

PRINCIPAL INVESTMENT STRATEGY.  The Fund is designed for investors who plan to retire close to the year 2035, and who desire an asset-allocated portfolio that becomes more conservative over time and continues to do so through retirement.  The Fund seeks its goal by investing in a diversified combination of other Hartford Mutual Funds - the Underlying Funds - as well as certain exchange-traded funds (“ETFs”) and/or exchange-traded notes (“ETNs”) through the implementation of a strategic asset allocation strategy.  Under normal market conditions the sub-adviser, Wellington Management Company, LLP (“Wellington Management”), adjusts the Fund’s investments to achieve approximately 78% of assets in equity securities and equity funds and approximately 22% of assets in fixed income securities and fixed income funds, although these percentages will increase or decrease from time to time by up to 10%.  Until the Fund’s target retirement date, the Fund’s portfolio allocation will become more conservative by increasing its allocation to fixed income securities and fixed income funds.  By the target retirement date (2035) the Fund’s investments are expected to be approximately 44% in equity securities and equity funds and approximately 56% in fixed income securities and fixed income funds, although these percentages will increase or decrease from time to time by up to 10%.  The Fund will continue to invest after its target retirement date (2035), gradually reaching its most conservative allocation of approximately 28% in equity securities and equity funds and 72% in fixed income securities and fixed income funds approximately 15 years after the date indicated in the Fund’s name.  The Fund may also invest in Underlying Funds, ETFs or ETNs that allocate to alternative asset classes, including commodities.

The Hartford Target Retirement 2040 Fund

PRINCIPAL INVESTMENT STRATEGY.  The Fund is designed for investors who plan to retire close to the year 2040, and who desire an asset-allocated portfolio that becomes more conservative over time and continues to do so through retirement.  The Fund seeks its goal by investing in a diversified combination of other Hartford Mutual Funds - the Underlying Funds - as well as certain exchange-traded funds (“ETFs”) and/or exchange-traded notes (“ETNs”) through the implementation of a strategic asset allocation strategy. Under normal market conditions the sub-adviser, Wellington Management Company, LLP (“Wellington Management”), adjusts the Fund’s investments to achieve approximately 78% of assets in equity securities and equity funds and approximately 22% of assets in fixed income securities and fixed income funds, although these percentages will increase or decrease from time to time by up to 10%.  Until the Fund’s target retirement date, the Fund’s portfolio allocation will become more conservative by increasing its allocation to fixed income securities and fixed income funds.  By the target retirement date (2040) the Fund’s investments are expected to be approximately 44% in equity securities and equity funds and approximately 56% in fixed income securities and fixed income funds, although these percentages will increase or decrease from time to time by up to 10%.  The Fund will continue to invest after its target retirement date (2040), gradually reaching its most conservative allocation of approximately 28% in equity securities and equity funds and 72% in fixed income securities and fixed income funds approximately 15 years after the date indicated in the Fund’s name.  The Fund may also invest in Underlying Funds, ETFs or ETNs that allocate to alternative asset classes, including commodities.

The Hartford Target Retirement 2045 Fund

PRINCIPAL INVESTMENT STRATEGY.  The Fund is designed for investors who plan to retire close to the year 2045, and who desire an asset-allocated portfolio that becomes more conservative over time and continues to do so through retirement.  The Fund seeks its goal by investing in a diversified combination of other Hartford Mutual Funds - the Underlying Funds - as well as certain exchange-traded funds (“ETFs”) and/or exchange-traded notes (“ETNs”) through the implementation of a strategic asset allocation strategy.  Under normal market conditions the sub-adviser, Wellington Management Company, LLP (“Wellington Management”), adjusts the Fund’s investments to achieve approximately 78% of assets in equity securities and equity funds and approximately 22% of assets in fixed income securities and fixed income funds, although these percentages will increase or decrease from time to time by up to 10%.  Until the Fund’s target retirement date, the Fund’s portfolio allocation will become more conservative by increasing its allocation to fixed income securities and fixed income funds.  By the target retirement date (2045) the Fund’s investments are expected to be approximately 44% in equity securities and equity funds and approximately 56% in fixed income securities and fixed income funds, although these percentages will increase or decrease from time to time by up to 10%.  The Fund will continue to invest after its target retirement date (2045), gradually reaching its most conservative allocation of approximately 28% in equity securities and equity funds and 72% in fixed income securities and fixed income funds approximately 15 years after the date indicated in the Fund’s name.  The Fund may also invest in Underlying Funds, ETFs or ETNs that allocate to alternative asset classes, including commodities.

The Hartford Target Retirement 2050 Fund

PRINCIPAL INVESTMENT STRATEGY.  The Fund is designed for investors who plan to retire close to the year 2050, and who desire an asset-allocated portfolio that becomes more conservative over time and continues to do so through retirement.  The Fund seeks its goal by investing in a diversified combination of other Hartford Mutual Funds - the Underlying Funds - as well as certain exchange-traded funds (“ETFs”) and/or exchange-traded notes (“ETNs”) through the implementation of a strategic asset allocation strategy.  Under normal market conditions the sub-adviser, Wellington Management Company, LLP (“Wellington Management”), adjusts the Fund’s investments to achieve approximately 78% of assets in equity securities and equity funds and approximately 22% of assets in fixed income securities and fixed income funds, although these percentages will increase or decrease from time to time by up to 10%.  Until the Fund’s target retirement date, the Fund’s portfolio allocation will become more conservative by increasing its allocation to fixed income securities and fixed income funds.  By the target retirement date (2050) the Fund’s investments are expected to be approximately 44% in equity securities and equity funds and approximately 56% in fixed income securities and fixed income funds, although these percentages will increase or decrease from time to time by up to 10%.  The Fund will continue to invest after its target retirement date (2050), gradually reaching its most conservative allocation of approximately 28% in equity securities and equity funds and 72% in fixed income securities and fixed income funds approximately 15 years after the date indicated in the Fund’s name.  The Fund may also invest in Underlying Funds, ETFs or ETNs that allocate to alternative asset classes, including commodities